Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350 ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K for the twelve-month period ended December 31, 2023, of Diodes Incorporated (the “Company”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in such report.

/s/ Keh-Shew Lu
Keh-Shew Lu
Chairman of the Board and Chief Executive Officer
Date: February 9, 2024

A signed original of this written statement required by Section 906 has been provided to Diodes Incorporated and will be retained by Diodes Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.